                  EXHIBIT INDEX TO FORM 8-K, DECEMBER 3, 1999


   NUMBER                      DESCRIPTION
   ------                      -----------
    (16)         Letter re change in certifying accountant.

                                December 3, 1999

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: eSat, Inc.

Ladies and Gentlemen:

        I have reviewed Form 8-K as intended to be filed by eSat, Inc., disclosing the change in independent accountants. We agree with the statements made by eSat, Inc., in the Form 8-K.

                                Very truly yours,

                              Lichter & Associates

                             By /s/ Lawrence Lichter